CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cyber Apps World Inc. (the "Company") on Form 10-Q for the quarter ended January 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Liudmila Vonarovska, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Liudmila Vonarovska
Liudmila Vonarovska, Chief Executive Officer
and Principal Financial Officer

September 18, 2018